Berkshire Hills Reports 78% Growth in Third Quarter Net Income; Dividend Declared

PITTSFIELD, Mass., Oct. 20 /PRNewswire-FirstCall/ -- Berkshire Hills Bancorp (Nasdaq: BHLB) reported net income of $3.4 million, or $0.25 per share, in the third quarter of 2010.  This was a 78% increase over third quarter 2009 results of $1.9 million, or $0.14 per share, and included the benefit of positive operating leverage from strong revenue growth.  For the first nine months of the year, Berkshire's net income increased by 25% to $10.2 million in 2010 from $8.1 million in 2009.  Earnings per share for the first nine months more than doubled to $0.73 in 2010 from $0.32 in 2009 due to the impact in 2009 of retiring government preferred stock.

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THIRD QUARTER FINANCIAL HIGHLIGHTS (revenue and expense comparisons are to prior year third quarter, unless otherwise noted)

  15% growth in net interest income
  9% growth in total net revenue
  15% annualized growth in total commercial loans
  7% annualized growth in total loans
  6% annualized growth in total deposits.
  3.30% net interest margin, compared to 2.96% in the prior year third quarter and to 3.25% in the second quarter of 2010
  0.69% non-performing assets to total assets
  0.40% annualized net loan charge-offs/average loans

Michael P. Daly, President and Chief Executive Officer, stated, "We produced another solid quarter and exceeded our expectations in all major categories as we continue to build positive earnings momentum.  Our Commercial lending teams continued to attract quality loan relationships and we maintained a strong pace of deposit growth with disciplined pricing that resulted in solid margin expansion.  All of our major asset quality metrics are favorable and despite an uncertain national economy we expect that our asset quality metrics will continue to compare favorably based on current trends."

Mr. Daly continued, "Last week we announced a definitive agreement to acquire Rome Bancorp, which operates five branches serving central New York, with access to Utica and proximity to Syracuse.  The Route 90 corridor in New York is a logical expansion for our New York region, which will grow to 17 out of a total of 47 Berkshire Bank branches with this merger and our new branch openings.  We were pleased that Rome chose to partner with us and recognized the attractive potential for accelerated earnings growth and shareholder value in this combination.  We are planning to complete this transaction in the first quarter of 2011.  We will continue to pursue opportunities for both strong organic growth and growth through partnerships that deliver solid benefits to all of our constituencies."

Mr. Daly added, "Senior Vice President Tom Barney who helped build a well-regarded and profitable wealth management business at Berkshire has decided to retire from his leadership duties and he will continue in a consultancy role.  I am most grateful for his service and contributions to our success.  I am pleased to announce the promotion of Charles Leach to Senior Vice President and Chief Investment Officer.  Charles has been with us for three years after joining us from TD Banknorth and has provided steady investment management throughout the market swings of the last few years.  I am also pleased to announce that Scott Schiff has accepted the position of Senior Vice President in Wealth Management.  Scott specializes in outstanding client service and relationship development and comes to us from Legacy Banks where his most recent position was Vice President and Director of Sales. We look forward to the opportunities we have to further develop this important business line in all of our regional markets through their combined leadership."

DIVIDEND DECLARED

The Board of Directors maintained the cash dividend on Berkshire's common stock, declaring a dividend of $0.16 per share to stockholders of record at the close of business on November 4, 2010 and payable on November 18, 2010.

FINANCIAL CONDITION

Total assets increased at a 7% annualized rate in the third quarter to $2.8 billion at quarter-end due to growth in loans and securities.  This growth was funded by increases in deposits and borrowings.   Liquidity remained strong, with loans/deposits remaining at 99%.

The strong commercial loan growth in the third quarter brought year-to-date annualized growth to 11% for commercial loans and to 6% for total loans.  Berkshire continues to adhere to strong underwriting and pricing disciplines as it captures larger market share with high grade loan originations in all of its commercial lending areas.  This growth has offset the impact of lower demand from some of the Bank's traditional borrowers as well as planned reductions associated with our risk management strategies.  Loan growth has also been supported by the strong contribution from Berkshire's new Asset Based Lending Group, which has expanded and diversified our lending geography and industry exposure with strong and established new commercial relationships that are well known to our seasoned lending team.  The Company's consumer lending also remains strong, with $165 million in residential mortgage originations and $36 million in new home equity credit bookings for the year-to-date   Berkshire continues to sell most of its fixed rate mortgages to federal agencies in order to minimize interest rate risk in the current low rate environment.

As of quarter-end, all major asset performance indicators remained at comparatively favorable levels in accordance with the Company's plan at the start of the year.  Non-performing assets decreased slightly to 0.69% of total assets and accruing delinquent loans were 0.31% of total loans at quarter-end.  Annualized net loan charge-offs decreased to 0.40% of average loans in the third quarter, bringing the year-to-date annualized charge-off rate down to 0.43%.  Berkshire maintains strict and decisive workout processes while the overall portfolio risk characteristics are steadily improving as a result of the Company's disciplined underwriting standards.

Annualized deposit growth was 6% in the third quarter and for the first nine months of the year.  Personal checking account balances were up 11% over the last twelve months, reflecting the Bank's expansion and continued focus on relationship products.  Berkshire's new Private Banking Group, located in Springfield, has contributed $33 million to deposit growth in 2010.  Berkshire opened its 11 th New York office in September, adding its second Albany branch, and has plans to open a new branch located in Latham in the coming months.

RESULTS OF OPERATIONS

The 78% year-to-year increase in third quarter net income to $3.4 million in 2010 was primarily due to higher net interest income and a lower loan loss provision.  The 25% improvement in nine month results also reflected these factors.  Loan growth and margin improvement have been the key contributors to net interest income growth.  Net interest income has increased sequentially in each of the last four quarters.  The lower loan loss provisions reflect the resolution of problem and potential problem loan situations as a result of Berkshire's loan quality initiatives.  By combining revenue growth and minimizing expense growth compared to the prior quarter, Berkshire has maintained the positive momentum of improved operating leverage.  As a result, despite the normal seasonal decline of $1.0 million in insurance contingency revenues, Berkshire's third quarter net income was up slightly from the second quarter of 2010.

Total core revenue increased by 9% for the third quarter and by 7% for the first nine months of the year in 2010 compared to 2009.  The 15% growth in third quarter net interest income included the benefit of 3% growth in average earning assets and an improvement in the net interest margin to 3.30% from 2.96%.  The margin improvement primarily reflected lower funding costs and included the benefit of borrowing hedge restructurings and lower deposit costs.  The net interest margin has improved sequentially in each of the last four quarters.  Third quarter fee income was down 4% from year-to-year due to lower wealth management fees.  For the first nine months of the year, fee income was up 3% as strong banking related revenue gains for deposit, loan, and interest rate swap revenues offset lower insurance contingency revenues.  Of note, third quarter checking fee income was up 7% over the prior year, including the benefit of ongoing growth in Berkshire's business volumes.  This included a 6% increase in overdraft fee income despite the impact of the implementation during the quarter of the new Regulation E affecting industry overdraft service charge procedures.

Reflecting the current favorable asset quality measures, the third quarter loan loss provision decreased in the third quarter of 2010 compared to 2009, which also resulted in a decrease in the provision for the first nine months of the year.  The third quarter loan loss provision was $2.0 million, while quarterly net loan charge-offs were also $2.0 million.  The loan loss allowance has remained flat in 2010, with the ratio of the allowance to total loans decreasing slightly to 1.55% at September 30, 2010 from 1.62% at the start of the year.  Total non-accruing loans decreased by 58% during the first nine months of 2010, and the ratio of the allowance to non-accruing loans increased to 194% from 82% during this period.

As a result of business growth, total non-interest expense was up 6% in the third quarter and 5% for the first nine months of 2010 compared to 2009.  Berkshire has added the asset based lending and private banking business units and has opened new branches, all of which are initially operating at losses as new revenues are built.  Due to the previously noted growth in total core operating revenues, Berkshire has produced positive operating leverage which has contributed to net income growth and to an improvement in the efficiency ratio.  For the year-to-date, compensation related expense increases have also included the restoration of incentive compensation and a decrease in compensation costs charged against non-interest income related to loan sales.  Nine month non-interest expense in 2009 also included non-core items and a $1.3 million special FDIC insurance assessment.  In 2010, the effective income tax rate was 24% for both the third quarter and first nine months of the year.  The effective tax rate in 2009 was unusually low due to an income tax benefit recorded in the third quarter reflecting the nine month impact of a reduction in anticipated taxable income for the year.

CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 A.M. eastern time on Thursday, October 21, 2010 to discuss the results for the quarter and guidance about expected future results.  Berkshire will also discuss its recently announced merger agreement with Rome Bancorp, Inc.

Information about the conference call follows:

Dial-in: 877-317-6789

Webcast: www.berkshirebank.com (investor relations link)

A telephone replay of the call will be available through October 28, 2010 by calling 877-344-7529 and entering conference number: 444853.   The webcast and a podcast will be available at Berkshire's website above for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank - America's Most Exciting Bank(SM).  The Company has $2.8 billion in assets and 41 full service financial centers in Massachusetts, New York, and Vermont.  Berkshire Bank provides 100% deposit insurance protection for all deposit accounts, regardless of amount, based on a combination of FDIC insurance and the Depositors Insurance Fund (DIF).  For more information, visit www.berkshirebank.com or call 800-773-5601.

Rome Bancorp, Inc. is a publicly held, one-bank holding company whose wholly-owned subsidiary, The Rome Savings Bank, maintains its corporate offices in Rome, New York.  Rome Bancorp, Inc. is incorporated in the state of Delaware. The Rome Savings Bank, regulated by the Office of Thrift Supervision, operates five full-service community banking offices in Rome, Lee, and New Hartford, New York.  Rome's assets totaled $330 million as of June 30, 2010.  Rome's primary lines of business include residential real estate lending, small business loan and deposit services, as well as a variety of consumer loan and deposit services.

FORWARD LOOKING STATEMENTS

This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the proposed merger of Berkshire and Rome. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Berkshire and Rome, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Berkshire and Rome are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that Berkshire files with the Securities and Exchange Commission.

ADDITIONAL INFORMATION FOR STOCKHOLDERS

The proposed transaction with Rome Bancorp, Inc. will be submitted to Rome stockholders for their consideration. Berkshire will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Rome and a Prospectus of Berkshire, as well as other relevant documents concerning the proposed transaction with the SEC. Stockholders of Rome are urged to read the Registration Statement and the Proxy Statement/Prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the Registration Statement, Proxy Statement/Prospectus, as well as other filings containing information about Berkshire and Rome at the SEC's Internet site (http://www.sec.gov).

Berkshire and Rome and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Rome in connection with the proposed merger. Information about the directors and executive officers of Berkshire is set forth in the proxy statement, dated March 26, 2010, for Berkshire's 2010 annual meeting of stockholders, as filed with the SEC on Schedule 14A.  Information about the directors and executive officers of Rome is set forth in the proxy statement, dated April 1, 2010, for Rome's 2010 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus when it becomes available.  Free copies of this document may be obtained as described in the above paragraph.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles ("GAAP").  These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition.  They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information.  A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.  In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.  The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense.  These measures exclude amounts which the Company views as unrelated to its normalized operations, including merger costs and restructuring costs.  Similarly, the efficiency ratio is also adjusted for these non-core items.  Additionally, the Company adjusts core income to exclude amortization of intangibles to arrive at a measure of the underlying operating cash return for the benefit of shareholders.  The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.  In the first quarter of 2009, the Company adjusted core earnings per share and core return on tangible common equity to be net of preferred stock dividends.  These measures were not adjusted in this manner in the second quarter of 2009.  The second quarter deemed dividend was a nonrecurring non-cash charge with no impact on stockholders' equity and did not reflect a core economic event in the Company's view.   Additionally, the Company held cash at near-zero interest rates in the second quarter while it awaited the approval of the U.S. Treasury to repay the preferred stock.  Accordingly, the preferred stock cash dividend and accretion charges were viewed by the Company as non-core one-time charges against income available to common stockholders related to the process of repaying the preferred stock.  Other significant non-GAAP adjustments in 2009 related to a terminated merger agreement, borrowings prepayments, and the termination of an interest rate swap.

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS - UNAUDITED

	September 30,	June 30,	December 31,
(In thousands)	2010	2010	2009
Assets
Cash and due from banks	$ 26,817	$ 27,931	$ 25,770
Short-term investments	11,565	14,317	6,838

Trading security	17,398	16,914	15,880
Securities available for sale, at fair value	315,213	296,206	324,345
Securities held to maturity, at amortized cost	57,476	58,618	57,621
Federal Home Loan Bank stock and other restricted securities	23,120	23,120	23,120
Total securities	413,207	394,858	420,966

Loans held for sale	3,445	3,156	4,146

Residential mortgages	638,829	638,439	609,007
Commercial mortgages	895,519	890,494	851,828
Commercial business loans	226,625	191,277	186,044
Consumer loans	293,136	299,771	314,779
Total loans	2,054,109	2,019,981	1,961,658
Less: Allowance for loan losses	(31,836)	(31,848)	(31,816)
Net loans	2,022,273	1,988,133	1,929,842

Premises and equipment, net	37,858	37,914	37,390
Other real estate owned	2,900	2,900	30
Goodwill	161,725	161,725	161,725
Other intangible assets	12,072	12,840	14,375
Cash surrender value of bank-owned life insurance	38,170	35,270	36,904
Other assets	68,407	68,484	62,438
Total assets	$ 2,798,439	$ 2,747,528	$ 2,700,424

Liabilities and stockholders' equity
Demand deposits	$ 278,165	$ 276,149	$ 276,587
NOW deposits	213,734	187,401	197,176
Money market deposits	609,255	605,529	532,840
Savings deposits	220,564	217,977	208,597
Total non-maturity deposits	1,321,718	1,287,056	1,215,200
Time deposits	747,029	753,115	771,562
Total deposits	2,068,747	2,040,171	1,986,762

Borrowings	293,812	269,817	291,204
Junior subordinated debentures	15,464	15,464	15,464
Total borrowings	309,276	285,281	306,668

Other liabilities	37,501	37,449	22,413
Total liabilities	2,415,524	2,362,901	2,315,843

Total stockholders' equity	382,915	384,627	384,581

Total liabilities and stockholders' equity	$ 2,798,439	$ 2,747,528	$ 2,700,424
F-1

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

	September 30, 2010	June 30, 2010	December 31, 2009	Annualized Growth %
(Dollars in millions)	Balance	Balance	Balance	Quarter ended Sept. 30, 2010	Year to date

Total residential mortgages	$ 639	$ 638	$ 609	0%	7%

Commercial mortgages:
Construction	115	108	111	26	5
Single and multi-family	81	81	81	-	1
Commercial real estate	700	701	660	(1)	8
Total commercial mortgages	896	890	852	3	7

Commercial business loans:
Asset based lending	68	23	-	783	N/M
Other commercial business loans	158	169	186	(26)	(20)
Total commercial business loans	226	192	186	71	29

Total commercial loans	1,122	1,082	1,038	15	11

Consumer loans:
Auto	44	53	75	(68)	(55)
Home equity and other	249	247	240	3	5
Total consumer loans	293	300	315	(9)	(9)
Total loans	$ 2,054	$ 2,020	$ 1,962	7%	6%

DEPOSIT ANALYSIS

	September 30, 2010	June 30, 2010	December 31, 2009	Annualized Growth %
(Dollars in millions)	Balance	Balance	Balance	Quarter ended Sept. 30, 2010	Year to date
Demand	$ 278	$ 276	$ 277	3%	0%
NOW	214	187	197	58	12
Money market	609	606	533	2	19
Savings	221	218	208	6	8
Total non-maturity deposits	1,322	1,287	1,215	11	12

Time less than $100,000	376	381	382	(5)	(2)
Time $100,000 or more	371	372	390	(1)	(7)
Total time deposits	747	753	772	(3)	(4)
Total deposits	$ 2,069	$ 2,040	$ 1,987	6%	6%

N/M - Not Meaningful
(1) Quarterly data may not sum to annualized data due to rounding.
F-2

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2010	2009	2010	2009
Interest and dividend income
Loans	$ 24,917	$ 25,034	$ 73,354	$ 76,836
Securities and other	3,546	3,426	10,554	10,269
Total interest and dividend income	28,463	28,460	83,908	87,105
Interest expense
Deposits	6,512	8,045	20,195	25,195
Borrowings and junior subordinated debentures	2,267	3,250	6,861	10,310
Total interest expense	8,779	11,295	27,056	35,505
Net interest income	19,684	17,165	56,852	51,600
Non-interest income
Deposit, loan and interest rate swap fees	3,279	3,286	10,270	8,220
Insurance commissions and fees	2,316	2,337	8,986	10,180
Wealth management fees	1,090	1,369	3,406	3,671
Total fee income	6,685	6,992	22,662	22,071
Other	230	272	714	1,092
Loss on sale of securities, net	-	(5)	-	(4)
Non-recurring income	-	1	-	1,178
Total non-interest income	6,915	7,260	23,376	24,337
Total net revenue	26,599	24,425	80,228	75,937
Provision for loan losses	2,000	4,300	6,526	9,000
Non-interest expense
Compensation and benefits	10,870	9,757	32,827	28,011
Occupancy and equipment	2,988	2,674	8,986	8,661
Technology and communications	1,458	1,371	4,214	4,026
Marketing and professional services	1,253	1,446	3,666	3,648
Supplies, postage and delivery	520	702	1,635	2,087
FDIC premiums and assessments	893	669	2,540	3,748
Other real estate owned	100	15	127	177
Amortization of intangible assets	768	833	2,304	2,499
Non-recurring expenses	-	-	21	601
Other	1,244	1,477	3,994	3,917
Total non-interest expense	20,094	18,944	60,314	57,375

Income before income taxes	4,505	1,181	13,388	9,562
Income tax expense (benefit)	1,081	(741)	3,220	1,426
Net income	$ 3,424	$ 1,922	$ 10,168	$ 8,136

Less: Cumulative preferred stock dividend and accretion	-	-	-	1,030
Less: Deemed dividend from preferred stock repayment	-	-	-	2,954
Net income available to common stockholders	$ 3,424	$ 1,922	$ 10,168	$ 4,152

Basic earnings per common share	$ 0.25	$ 0.14	$ 0.73	$ 0.32
Diluted earnings per common share	$ 0.25	$ 0.14	$ 0.73	$ 0.32

Weighted average common shares outstanding
Basic	13,865	13,806	13,852	12,977
Diluted	13,893	13,857	13,883	13,145

F-3

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

	Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(In thousands, except per share data)	2010	2010	2010	2009	2009
Interest and dividend income
Loans	$ 24,917	$ 24,490	$ 23,947	$ 24,869	$ 25,034
Securities and other	3,546	3,473	3,535	3,502	3,426
Total interest and dividend income	28,463	27,963	27,482	28,371	28,460
Interest expense
Deposits	6,512	6,787	6,896	7,419	8,045
Borrowings and junior subordinated debentures	2,267	2,305	2,289	2,956	3,250
Total interest expense	8,779	9,092	9,185	10,375	11,295
Net interest income	19,684	18,871	18,297	17,996	17,165
Non-interest income
Deposit, loan and interest rate swap fees	3,279	3,575	3,416	2,978	3,286
Insurance commissions and fees	2,316	3,197	3,473	1,991	2,337
Wealth management fees	1,090	1,140	1,176	1,141	1,369
Total fee income	6,685	7,912	8,065	6,110	6,992
Other	230	51	433	613	272
Loss on sale of securities, net	-	-	-	-	(5)
Non-recurring (loss) income	-	-	-	(2,071)	1
Total non-interest income	6,915	7,963	8,498	4,652	7,260
Total net revenue	26,599	26,834	26,795	22,648	24,425
Provision for loan losses	2,000	2,200	2,326	38,730	4,300
Non-interest expense
Compensation and benefits	10,870	10,960	10,997	10,269	9,757
Occupancy and equipment	2,988	2,963	3,035	2,953	2,674
Technology and communications	1,458	1,373	1,383	1,440	1,371
Marketing and professional services	1,253	1,116	1,297	2,643	1,446
Supplies, postage and delivery	520	542	573	523	702
FDIC premiums and assessments	893	874	773	796	669
Other real estate owned	100	-	27	104	15
Amortization of intangible assets	768	768	768	779	833
Non-recurring expenses	-	-	21	-	-
Other	1,244	1,432	1,318	1,689	1,477
Total non-interest expense	20,094	20,028	20,192	21,196	18,944

Income (loss) before income taxes	4,505	4,606	4,277	(37,278)	1,181
Income tax expense (benefit)	1,081	1,198	941	(13,075)	(741)
Net income (loss)	$ 3,424	$ 3,408	$ 3,336	$ (24,203)	$ 1,922

Basic earnings (loss) per common share	$ 0.25	$ 0.25	$ 0.24	$ (1.75)	$ 0.14
Diluted earnings (loss) per common share	$ 0.25	$ 0.25	$ 0.24	$ (1.75)	$ 0.14

Weighted average common shares outstanding
Basic	13,865	13,856	13,829	13,817	13,806
Diluted	13,893	13,894	13,858	13,817	13,857
F-4

BERKSHIRE HILLS BANCORP, INC.
ASSET QUALITY ANALYSIS

	At or for the Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(Dollars in thousands)	2010	2010	2010	2009	2009
NON-PERFORMING ASSETS
Non-accruing loans:
Residential mortgages	$ 2,520	$ 2,251	$ 3,289	$ 3,304	$ 2,399
Commercial mortgages	11,122	11,049	14,433	31,917	17,077
Commercial business loans	2,128	2,731	3,211	3,115	2,041
Consumer loans	616	498	672	364	1,089
Total non-accruing loans	16,386	16,529	21,605	38,700	22,606
Other real estate owned	2,900	2,900	3,250	30	130
Total non-performing assets	$ 19,286	$ 19,429	$ 24,855	$ 38,730	$ 22,736

Total non-accruing loans/total loans	0.80%	0.82%	1.09%	1.97%	1.14%
Total non-performing assets/total assets	0.69%	0.71%	0.92%	1.43%	0.85%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$ 31,848	$ 31,829	$ 31,816	$ 24,297	$ 22,917
Charged-off loans	(2,121)	(2,502)	(3,846)	(31,254)	(2,955)
Recoveries on charged-off loans	109	321	1,533	43	35
Net loans charged-off	(2,012)	(2,181)	(2,313)	(31,211)	(2,920)
Provision for loan losses	2,000	2,200	2,326	38,730	4,300
Balance at end of period	$ 31,836	$ 31,848	$ 31,829	$ 31,816	$ 24,297

Allowance for loan losses/total loans	1.55%	1.58%	1.61%	1.62%	1.22%
Allowance for loan losses/non-accruing loans	194%	193%	147%	82%	107%

NET LOAN CHARGE-OFFS
Residential mortgages	$ (110)	$ 32	$ 56	$ (1,873)	$ -
Commercial mortgages	(740)	(1,474)	(2,584)	(23,024)	(2,348)
Commercial business loans	(946)	(485)	571	(4,864)	(72)
Auto	(202)	(237)	(275)	(491)	(443)
Home equity and other	(14)	(17)	(81)	(959)	(57)
Total, net	$ (2,012)	$ (2,181)	$ (2,313)	$ (31,211)	$ (2,920)

Net charge-offs (current quarter annualized)/average loans	0.40%	0.44%	0.47%	6.21%	0.59%
Net charge-offs (YTD annualized)/average loans	0.43%	0.46%	0.47%	1.99%	0.52%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.28%	0.20%	0.30%	0.35%	0.34%
90+ Days delinquent and still accruing	0.03%	0.01%	0.01%	0.01%	0.08%
Total accruing delinquent loans	0.31%	0.21%	0.31%	0.36%	0.42%

Non-accruing loans	0.80%	0.82%	1.09%	1.97%	1.14%
Total delinquent and non-accruing loans	1.11%	1.03%	1.40%	2.33%	1.56%
F-5

BERKSHIRE HILLS BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

	At or for the Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2010	2010	2010	2009	2009

PERFORMANCE RATIOS
Core return on tangible assets	0.65%	0.66%	0.66%	(3.49)%	0.44%
Return on total assets	0.49	0.50	0.50	(3.55)	0.29
Core return on tangible common equity	7.84	7.84	7.76	(37.31)	4.70
Return on total common equity	3.53	3.51	3.44	(23.26)	1.86
Net interest margin, fully taxable equivalent	3.30	3.25	3.24	3.05	2.96
Non-interest income to assets	1.00	1.17	1.27	0.68	1.08
Non-interest income to net revenue	26.00	29.68	31.71	20.54	29.72
Non-interest expense to assets	2.90	2.95	3.02	3.11	2.82
Efficiency ratio	70.77	69.97	70.71	80.61	72.49

GROWTH
Total commercial loans, year-to-date (annualized)	11%	9%	-%	5%	7%
Total loans, year-to-date (annualized)	6	6	4	(2)	(1)
Total deposits, year-to-date (annualized)	6	5	10	9	10
Total net revenues, year-to-date, compared to prior year	6	4	2	(8)	(7)
Earnings per share, year-to-date, compared to prior year	128	172	(11)	N/M	(81)
Core earnings per share, year-to-date, compared to prior year	78	64	(11)	N/M	(73)

FINANCIAL DATA (In millions )
Total assets	$ 2,798	$ 2,748	$ 2,705	$ 2,700	$ 2,681
Total loans	2,054	2,020	1,981	1,962	1,986
Allowance for loan losses	32	32	32	32	24
Total intangible assets	174	175	175	176	177
Total deposits	2,069	2,040	2,037	1,987	1,967
Total common stockholders' equity	383	385	385	385	410
Total core income (loss)	3.4	3.4	3.3	(23.0)	1.9
Total net income (loss)	3.4	3.4	3.3	(24.2)	1.9

ASSET QUALITY RATIOS
Net charge-offs (current quarter annualized)/average loans	0.40%	0.44%	0.47%	6.21%	0.59%
Non-performing assets/total assets	0.69	0.71	0.92	1.43	0.85
Allowance for loan losses/total loans	1.55	1.58	1.61	1.62	1.22
Allowance for loan losses/non-accruing loans	194	193	147	82	107

PER COMMON SHARE DATA
Core earnings (loss), diluted	$ 0.25	$ 0.25	$ 0.24	$ (1.66)	$ 0.14
Net earnings (loss), diluted	0.25	0.25	0.24	(1.75)	0.14
Tangible common book value	14.89	14.96	14.97	14.98	16.76
Total common book value	27.28	27.40	27.47	27.64	29.46
Market price at period end	18.96	19.48	18.33	20.68	21.94
Dividends	0.16	0.16	0.16	0.16	0.16

CAPITAL RATIOS
Common stockholders' equity to total assets	13.68%	14.00%	14.24%	14.24%	15.31%
Tangible common stockholders' equity to tangible assets	7.96	8.16	8.30	8.26	9.32

N/M - Not Meaningful
(1) Reconciliation of Non-GAAP financial measures, including all references to core and tangible amounts, appear on page F-9 and F-10.
Tangible assets are total assets less total intangible assets.
(2) All performance ratios are annualized and are based on average balance sheet amounts, where applicable. F-6

BERKSHIRE HILLS BANCORP, INC.
AVERAGE BALANCES

	Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec 31,	Sept. 30,
(In thousands)	2010	2010	2010	2009	2009
Assets
Loans:
Residential mortgages	$ 633,846	$ 636,009	$ 614,561	$ 620,105	$ 621,632
Commercial mortgages	892,124	877,638	855,828	869,087	832,716
Commercial business loans	212,697	180,830	170,322	186,898	177,720
Consumer loans	296,827	302,928	311,409	319,087	329,177
Total loans	2,035,494	1,997,405	1,952,120	1,995,177	1,961,245
Securities	402,604	407,696	411,957	407,144	384,204
Short-term investments	13,865	10,505	7,420	14,293	30,956
Total earning assets	2,451,963	2,415,606	2,371,497	2,416,614	2,376,405
Goodwill and other intangible assets	174,124	174,887	175,711	176,482	177,233
Other assets	141,868	129,665	129,872	112,159	115,223
Total assets	$ 2,767,955	$ 2,720,158	$ 2,677,080	$ 2,705,255	$ 2,668,861

Liabilities and stockholders' equity
Deposits:
NOW	$ 195,433	$ 196,387	$ 194,928	$ 192,693	$ 179,837
Money market	612,106	598,007	542,185	540,539	511,191
Savings	219,701	221,196	223,722	212,402	213,016
Time	749,234	748,248	757,752	768,415	781,732
Total interest-bearing deposits	1,776,474	1,763,838	1,718,587	1,714,049	1,685,776
Borrowings and debentures	288,467	266,860	280,102	272,997	287,812
Total interest-bearing liabilities	2,064,941	2,030,698	1,998,689	1,987,046	1,973,588
Non-interest-bearing demand deposits	280,628	275,883	270,064	279,495	261,592
Other liabilities	34,158	25,148	20,494	25,972	23,716
Total liabilities	2,379,727	2,331,729	2,289,247	2,292,513	2,258,896

Total stockholders' common equity	388,228	388,429	387,833	412,742	409,965

Total liabilities and stockholders' equity	$ 2,767,955	$ 2,720,158	$ 2,677,080	$ 2,705,255	$ 2,668,861

Supplementary data
Total non-maturity deposits	$ 1,307,868	$ 1,291,473	$ 1,230,899	$ 1,225,129	$ 1,165,636
Total deposits	2,057,102	2,039,721	1,988,651	1,993,544	1,947,368
Fully taxable equivalent income adj.	709	693	646	609	555

(1) Average balances for securities available-for-sale are based on amortized cost. Total loans include non-accruing loans. F-7

BERKSHIRE HILLS BANCORP, INC.
AVERAGE YIELDS (Fully Taxable Equivalent - Annualized)

	Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2010	2010	2010	2009	2009

Earning assets
Loans:
Residential mortgages	5.17%	5.26%	5.31%	5.32%	5.38%
Commercial mortgages	4.74	4.96	4.94	4.87	5.02
Commercial business loans	5.86	4.99	4.88	5.30	5.53
Consumer loans	3.83	3.93	4.04	4.20	4.33
Total loans	4.86	4.90	4.91	4.95	5.06
Securities	4.19	4.09	4.06	4.01	4.11
Short-term investments	0.15	0.10	0.20	0.15	0.24
Total earning assets	4.72	4.75	4.75	4.76	4.84

Funding liabilities
Deposits:
NOW	0.32	0.35	0.39	0.40	0.36
Money Market	0.87	0.98	1.02	1.08	1.25
Savings	0.22	0.25	0.32	0.30	0.31
Time	2.59	2.68	2.71	2.88	3.10
Total interest-bearing deposits	1.45	1.54	1.61	1.72	1.89
Borrowings and debentures	3.12	3.46	3.27	4.30	4.48
Total interest-bearing liabilities	1.69	1.79	1.84	2.07	2.27

Net interest spread	3.03	2.96	2.91	2.69	2.57
Net interest margin	3.30	3.25	3.24	3.05	2.96

Cost of funds	1.48	1.58	1.62	1.82	2.00
Cost of deposits	1.26	1.33	1.39	1.48	1.64

(1) Average balances and yields for securities available-for-sale are based on amortized cost.
(2) Cost of funds includes all deposits and borrowings. F-8

BERKSHIRE HILLS BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

		At or for the Quarters Ended
		Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(Dollars in thousands)		2010	2010	2010	2009	2009
Net income (loss)		$ 3,424	$ 3,408	$ 3,336	$ (24,203)	$ 1,922
Adj: Loss on sale of securities, net		-	-	-	-	5
Adj: Other non-recurring income		-	-	-	-	(1)
Adj: Loss on prepayment of borrowings, net		-	-	-	2,071	-
Plus: Other non-recurring expense		-	-	21	-	-
Adj: Income taxes		-	-	(9)	(866)	(2)
Total core income (loss)	(A)	$ 3,424	$ 3,408	$ 3,348	$ (22,998)	$ 1,924
Plus: Amortization of intangible assets		768	768	768	779	833
Total tangible core income (loss)	(B)	$ 4,192	$ 4,176	$ 4,116	$ (22,219)	$ 2,757

Total non-interest income		$ 6,915	$ 7,963	$ 8,498	$ 4,652	$ 7,260
Adj: Loss on sale of securities, net		-	-	-	-	5
Adj: Non-recurring gain (loss)		-	-	-	2,071	(1)
Total core non-interest income		6,915	7,963	8,498	6,723	7,264
Net interest income		19,684	18,871	18,297	17,996	17,165
Total core revenue		$ 26,599	$ 26,834	$ 26,795	$ 24,719	$ 24,429

Total non-interest expense		$ 20,094	$ 20,028	$ 20,192	$ 21,196	$ 18,944
Less: Non-recurring expense		-	-	(21)	-	-
Core non-interest expense		20,094	20,028	20,171	21,196	18,944
Less: Amortization of intangible assets		(768)	(768)	(768)	(779)	(833)
Total core tangible non-interest expense		$ 19,326	$ 19,260	$ 19,403	$ 20,417	$ 18,111

(Dollars in millions, except per share data)
Total average assets		$ 2,768	$ 2,720	$ 2,677	$ 2,705	$ 2,669
Less: Average intangible assets		(174)	(175)	(176)	(176)	(177)
Total average tangible assets	(C)	$ 2,594	$ 2,545	$ 2,501	$ 2,529	$ 2,492

Total average stockholders' equity		$ 388	$ 388	$ 388	$ 413	$ 410
Less: Average intangible assets		(174)	(175)	(176)	(177)	(177)
Total average tangible common stockholders' equity	(D)	$ 214	$ 213	$ 212	$ 236	$ 233

Total stockholders' equity, period-end		$ 383	$ 385	$ 385	$ 385	$ 410
Less: Intangible assets, period-end		(174)	(175)	(175)	(177)	(177)
Total tangible stockholders' equity, period-end	(E)	209	210	210	208	233

Total common shares outstanding, period-end ( thousands )	(F)	14,037	14,037	14,027	13,916	13,928
Average diluted common shares outstanding ( thousands )	(G)	13,893	13,894	13,858	13,817	13,857

Core earnings (loss) per common share, diluted	(A/G)	$ 0.25	$ 0.25	$ 0.24	$ (1.66)	$ 0.14
Tangible book value per common share, period-end	(E/F)	$ 14.89	$ 14.96	$ 14.97	$ 14.98	$ 16.76

Core return (annualized) on tangible assets	(B/C)	0.65%	0.66%	0.66%	(3.49)%	0.44%
Core return (annualized) on tangible common equity	(B/D)	7.84	7.84	7.76	(37.31)	4.70
Efficiency ratio (1)		70.77	69.97	70.71	80.61	72.49

(1) Efficiency ratio is computed by dividing total tangible core non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income.  The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.

(2) Ratios are annualized and based on average balance sheet amounts, where applicable.

(3) Quarterly data may not sum to year-to-date data due to rounding. F-9

BERKSHIRE HILLS BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

		At or for the Nine Months Ended
		September 30,	September 30,
(Dollars in thousands)		2010	2009
Net income		$ 10,168	$ 8,136
Adj: Loss on sale of securities, net		-	4
Adj: Other non-recurring income		-	(1,178)
Plus: Other non-recurring expense		21	601
Adj: Income taxes		(9)	240
Total core income	(A)	$ 10,180	$ 7,803
Plus: Amortization of intangible assets		2,304	2,499
Total tangible core income	(B)	$ 12,484	$ 10,302

Total non-interest income		$ 23,376	$ 24,337
Adj: Loss on sale of securities, net		-	4
Adj: Non-recurring income		-	(1,178)
Total core non-interest income		23,376	23,163
Net interest income		56,852	51,600
Total core revenue		$ 80,228	$ 74,763

Total non-interest expense		$ 60,314	$ 57,375
Less: Non-recurring expense		(21)	(601)
Core non-interest expense		60,293	56,774
Less: Amortization of intangible assets		(2,304)	(2,499)
Total core tangible non-interest expense		$ 57,989	$ 54,275

(Dollars in millions, except per share data)
Total average assets		$ 2,722	$ 2,675
Less: Average intangible assets		(175)	(178)
Total average tangible assets	(C)	$ 2,547	$ 2,497

Total average stockholders' equity		$ 388	$ 412
Less: Average intangible assets		(175)	(178)
Total average tangible stockholders' equity		213	234
Less: Average preferred equity		-	(20)
Total average tangible common stockholders' equity	(D)	$ 213	$ 214

Total stockholders' equity, period-end		$ 383	$ 410
Less: Intangible assets, period-end		(174)	(177)
Total tangible stockholders' equity, period-end	(E)	$ 209	$ 233

Total common shares outstanding, period-end ( thousands )	(F)	14,037	13,928
Average diluted common shares outstanding ( thousands )	(G)	13,883	13,145

Core earnings per common share, diluted (1)	(A/G)	$ 0.73	$ 0.55
Tangible book value per common share, period-end	(E/F)	$ 14.89	$ 16.73

Core return (annualized) on tangible assets	(B/C)	0.65%	0.55%
Core return (annualized) on tangible common equity (1)	(B/D)	7.81	6.14
Efficiency ratio (2)		70.48	71.00

(1) September 30, 2009 EPS and ratios include a $637,000 reduction in core income and tangible core income for cumulative preferred stock dividend and accretion accumulated during Q1 2009. Preferred dividend charges recorded in Q2 2009 were deemed non-core due to preferred stock repayment.

(2) Efficiency ratio is computed by dividing total tangible core non-interest expense by the sum of total net interest income on a fully interest income on a fully taxable equivalent basis and total core non-interest income.  The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.

(3) Ratios are annualized and based on average balance sheet amounts, where applicable.

(4) Quarterly data may not sum to year-to-date data due to rounding. F-10

CONTACT: Investor Relations Contact, David H. Gonci, Investor Relations Officer, +1-413-281-1973, or Media Contact, Fedelina Madrid, Vice President, Senior Marketing Officer, +1-413-236-3733, both of Berkshire Hills Bancorp